Exhibit 3.2
As Amended     June 9, 2026

BYLAWS
OF
OXFORD INDUSTRIES, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meetings. The Annual Meeting of the shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, or solely by means of remote communication, or by a combination of a physical place and remote communication, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide for such meeting by action by November 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia, at 11 a.m. on the third Wednesday in November of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the persons specified in the Company’s Articles of Incorporation. Such meetings may be held at such place, if any, or solely by means of remote communication, or by a combination of a physical place and remote communication, either within or without the State of Georgia, as is stated in the call and notice thereof. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting delivered, by mail or by electronic transmission, by the Secretary of the Company.

Section 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, by mail or by electronic transmission, by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote, at his, her or its address as it appears upon the record of the Company, not less than 10 nor more than 50 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person or persons calling such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the shareholders shall not be required.

Section 4. Quorum. A majority in interest of the outstanding capital stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.

Section 5. Proxies. A shareholder may vote, either in person or by proxy duly executed by the shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors. A proxy for any meeting shall be valid for any adjournment of such meeting.

Section 6. Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to such notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 7. Business at Annual Meetings of Shareholders.

(a)Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) shall be conducted at an Annual Meeting of the shareholders as shall have been brought before the meeting (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Company who (A) was a shareholder of record at the time of giving of notice provided for in this Section 7 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 7. For the avoidance of doubt, the foregoing clause (iii) of this Section 7(a) shall be the exclusive means for a shareholder to propose such business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an Annual Meeting of the shareholders.

(b)For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) to be properly brought before an Annual Meeting of the shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form as described in Section 7(c) of Article I of these Bylaws to the Secretary of the Company and such business must otherwise be appropriate for shareholder action under the provisions of the Georgia Business Corporation Code (the “Code”). To be timely, a shareholder’s notice for such business must be delivered to the Secretary of the Company at the principal executive offices of the Company in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting of the shareholders; provided, however, that if and only if the Annual Meeting of the shareholders is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered not earlier than one hundred twenty (120) days prior to such Annual Meeting of the shareholders and not later than the later of (i) the tenth (10th) day following the day of the Public Announcement (as defined in Section 7(g) of Article I of these Bylaws) of the date of such Annual Meeting of the shareholders or (ii) the date which is ninety (90) days prior to such date of the Annual Meeting of the shareholders. In no event shall any adjournment, deferral or postponement of an Annual Meeting of the shareholders or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)To be in proper written form, a shareholder’s notice to the Secretary of the Company shall set forth as to each matter of business the shareholder proposes to bring before the Annual Meeting of the shareholders (i) a description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Company’s Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, as they appear on the Company’s books, the name and residential address (if different from the Company’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person (as defined in Section 7(g) of Article I of these Bylaws) covered by clauses (iii), (iv) and (v) below, (iii) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned (specifying the type of ownership) by such shareholder or by any Shareholder Associated Person with respect to the Company’s securities (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired, a description of any Derivative Positions (as defined in Section 7(g) of Article I of these Bylaws) directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 7(g) of Article I of these Bylaws) has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (iv) a description of all agreements, arrangements, or understandings between such shareholder or any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder, any Shareholder Associated Person or such other person or entity in such business, (v) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal, and (vi) such other information as the Board of Directors reasonably determines is necessary to consider the proposal. In addition, any shareholder who submits a notice pursuant to this Section 7 is required to update and supplement the information disclosed in such notice (including the information with respect to any Shareholder Associated Person), if necessary, in accordance with Section 7(e) of Article I of these Bylaws.

(d)Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) shall be conducted at an Annual Meeting of the shareholders except in accordance with the procedures set forth in this Section 7. At an Annual Meeting of the shareholders, the presiding officer of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(e)Any shareholder who submits a notice of proposal for business pursuant to this Section 7 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting of the shareholders and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than five (5) business days after the record date for the Annual Meeting of the shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of shareholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of shareholders or any adjournment or postponement thereof).

(f)In addition to the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 7 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

(g)For purposes of Section 7 of Article I of these Bylaws and Section 8 of Article II of these Bylaws, the term:
(i)“Derivative Positions” means, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Company;

(ii)“Hedging Transaction” means, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such shareholder or any Shareholder Associated Person with respect to the Company’s securities;

(iii)“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv)“Shareholder Associated Person” of any shareholder means, with respect to a shareholder giving notice pursuant to Section 7 of Article I and Section 8 of Article II of these Bylaws and if different from such shareholder, any beneficial owner of shares of stock of the

Company on whose behalf such shareholder is providing notice of any nomination or other business proposed, (A) any person directly or indirectly controlling, controlled by or under common control with such shareholder or beneficial owner(s), (B) any member of the immediate family of such shareholder or beneficial owner(s) sharing the same household, (C) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such shareholder or such beneficial owner(s) with respect to the stock of the Company, (D) any associate (as set forth in Rule 12b-2 under the Exchange Act) of such shareholder or such beneficial owner(s), (E) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder or such beneficial owner(s) with respect to any proposed business or nominations, as applicable, (F) any beneficial owner of shares of stock of the Company owned of record by such shareholder (other than a shareholder that is a depositary) and (G) any proposed nominee.

Section 8. Conduct of Meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations and procedures adopted by the Board of Directors, the chair of the meeting shall have the right to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such chair, that are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations and procedures for compliance with any federal, state or local laws or regulations (including those concerning safety, health or security); (x) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting; and (xi) rules, regulations or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal or parliamentary rules or principles of procedure.

ARTICLE II

DIRECTORS

Section 1. Powers of Directors. The Board of Directors shall have the management of business of the Company, and, subject to any restriction imposed by law, by the Company’s Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Company.

Section 2. Number of Directors. The Board of Directors shall consist of ten (10) members. Effective immediately prior to the Company’s 2026 Annual Meeting of the shareholders or any adjournment or postponement thereof, the number of Directors shall be reduced such that the Board of Directors shall consist of nine (9) members.

Section 3. Meeting of Directors. The Board may by resolution provide for the time and place of regular meetings, and no notice need be given of such regular meetings. Special Meetings of the Directors may be called by the Chairperson of the Board or by the Chief Executive Officer or by at least 30 percent of the Directors.

Section 4. Notice of Meeting. Notice of each meeting of the Directors shall be given by the Secretary (i) mailing the same at least five days before the meeting or (ii) by email or other electronic transmission to such email address or other location as such Director shall have furnished to the Secretary at least three days before the meeting or (iii) in person at least three days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the Annual Meeting of the shareholders.

Section 5. Executive Committee. The Board may by resolution provide for an Executive Committee consisting of such Directors as are designated by the Board. Any vacancy in such Executive Committee may be filled by the Board. Except as otherwise provided by the law, by these Bylaws, or by resolution of the full Board of Directors, such Executive Committee shall have and may exercise the full powers of the Board of Directors during the interval between the meetings of the Board of Directors and wherever by these Bylaws, or by resolution of the shareholders, the Board of Directors is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these Bylaws or such resolution expressly require that such action or determination be taken or made by the full Board of Directors. The Executive Committee shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings. The Chairperson of the Board of Directors shall be a member of the Executive Committee and shall act as Chairperson thereof.

Section 6. Compensation. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any Committee thereof may be fixed by resolution of the full Board of Directors.

Section 7. Retirement of Directors. Any person who has concurrently served, or would concurrently serve, as a Director and as an employee of the Company, other than a person who is serving or has served as the Chief Executive Officer, shall be ineligible for election or appointment as a Director after the Company’s fiscal year during which such person reaches sixty-five (65) years of age. Except for those individuals described in the preceding sentence, all other persons shall be ineligible for election or appointment as a Director (i) if such person is serving or has served as Lead Director, after the Company’s fiscal year during which such person reaches seventy-five (75) years of age or (ii) if such person is not serving and has not served as Lead Director, after the Company’s fiscal year during which such person reaches seventy-two (72) years of age. For the purposes of this Section 7 of Article II of these Bylaws, the “Lead Director” shall mean the independent Director chosen by the independent members of the Board of Directors to chair scheduled meetings of non-employee Directors and independent Directors and act as a liaison between the independent Directors and the Chairperson of the Board of Directors and/or the Company’s Chief Executive Officer, or, in the absence of such a selection by the independent members of the Board of Directors, the chair of the compensation committee of the Board of Directors.

Section 8. Nominations of Directors.

(a)Subject to the rights of holders of any class or series of capital stock of the Company then outstanding, only persons who are nominated in accordance and compliance with the procedures set forth in this Section 8 shall be eligible for election to the Board of Directors at an Annual Meeting of the shareholders. Any shareholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as directors at a meeting only in accordance and compliance with the procedures set forth in this Section 8.

(b)Nominations of persons for election to the Board of Directors of the Company at an Annual Meeting of the shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who (A) was a shareholder of record at the time of giving of notice provided for in this Section 8(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 8. For the avoidance of doubt, clause (ii) of this Section 8(b) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an Annual Meeting of the shareholders. Any nominations by shareholders at an Annual Meeting of shareholders shall be made pursuant to timely notice in proper written form as described in Section 8(c) of Article II of these Bylaws to the Secretary of the Company. To be timely, a shareholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Company at the principal executive offices of the Company in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting of the shareholders; provided, however, that if and only if the Annual Meeting of the shareholders is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered not earlier than one hundred twenty (120) days prior to such Annual Meeting of the shareholders and not later than the later of (1) the tenth (10th) day following the day of the Public Announcement of the date of such Annual Meeting of the shareholders or (2) the date which is ninety (90) days prior to the date of such Annual Meeting of the shareholders. In no event shall any adjournment, deferral or postponement of an Annual Meeting of the shareholders or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)To be in proper written form, a shareholder’s notice to the Secretary of the Company shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director of the Company, (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) a written questionnaire with respect to the background and qualifications of such person, completed by such person in the form required by the Company (which form a shareholder of record shall request in writing from the Secretary of the Company and which the Secretary of the Company shall provide to such shareholder of record within ten days after receiving such request), (D) a written representation and agreement completed by such person in the form required by the Company (which form a shareholder of record shall request in writing from the Secretary of the Company and which the Secretary of the Company shall provide to such shareholder of record within ten days after receiving such request) providing that such person: (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Company that has not been disclosed to the Company, (3) will, if elected as a director of the Company, comply with all applicable rules of any securities exchanges upon which the Company’s securities are listed, the Company’s Articles of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Company generally applicable to directors (which other guidelines and policies will be provided to such person within ten days after the Secretary of the Company receives any written request therefor from such person or a shareholder of record nominating such person), and all applicable fiduciary duties under state law, and (4) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such person or any of such person’s associates, on the one hand, and any shareholder giving the notice or any Shareholder Associated Person (other than such person), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if the shareholder giving the notice and any Shareholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (F) a description of any business or personal interests that would reasonably be expected to place such person in a potential conflict of interest with the Company or any of its subsidiaries, (G) date(s) of first contact between the shareholder giving the notice and any Shareholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Company and any proposed nomination(s) of any person(s) (including such person) for election as a director of the Company, (H) a representation as to (1) whether such person will act as a “dual fiduciary” with respect to any shareholder giving the notice or any Shareholder Associated Person, (2) whether such person, the shareholder giving the notice, or any Shareholder Associated Person will consult with each other on an ongoing basis with respect to the business, affairs and/or plans and proposals of the Company, and (3) whether such person will be expected to present to the Board of Directors materials prepared by the shareholder giving the notice or any Shareholder Associated Person, (I) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the person, (J) the date such shares were acquired and the investment intent of such acquisition and (K) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (ii) as to the shareholder giving the notice (A) the name and address of such shareholder, as they appear on the Company’s books, the name and residential address (if different from the Company’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person covered by clauses (B), (C), (D) and (E) below, (B) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned (specifying the type of ownership) by such shareholder or by any Shareholder Associated Person with respect to the Company’s securities (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (C) a description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation) between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (E) a representation from the shareholder giving the notice as to whether such shareholder or any Shareholder Associated Person intends or is part of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) that intends to (1) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act (including a statement that any such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the proposed nominee other than the Board of Directors’ nominees) or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, and (F) such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. In addition, any shareholder who submits a notice pursuant to this Section 8 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 8(e) of Article II of these Bylaws. At an Annual Meeting of the shareholders, the presiding officer of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

(d)Notwithstanding anything in the fourth sentence of Section 8(b) of Article II of these Bylaws to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting of the shareholders, a shareholder’s notice required by Section 8(b) of Article II of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Company.

(e)Any shareholder who submits a nomination for election pursuant to this Section 8 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting of the shareholders and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than five (5) business days after the record date for the Annual Meeting of the shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of shareholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of shareholders or any adjournment or postponement thereof).

(f)In addition to the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. If (i) any shareholder giving the notice or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee, (ii) such shareholder or Shareholder Associated Person subsequently either (A) notifies the Company that such shareholder or Shareholder Associated Person no longer intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (iii) no other shareholder or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (A) to the Company’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (B) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Company). If any shareholder giving the notice or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Secretary of the Company, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. Notwithstanding the foregoing provisions of this Section 8, the shareholder giving notice and any Shareholder Associated Person shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 8.

(g)The number of nominees a shareholder may nominate for election at the Annual Meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting.

Section 9. Election of Directors. Except as provided in the Company’s Articles of Incorporation with respect to filling vacancies on the Board of Directors, each Director shall be elected to serve on the Board of Directors by the vote of the majority of the votes cast with respect to the Director at any meeting of the shareholders for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a Director standing for election is not elected, the Director shall offer to tender his or her resignation to the Board of Directors. The Board of Directors, in consultation with any committee thereof so designated, shall determine whether to accept or reject the resignation, or whether other action should be taken. The

Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

ARTICLE III

OFFICERS

Section 1. Officers. The officers of the Company may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, a General Counsel and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person, except that the same person shall not be Chief Executive Officer or President, on one hand, and Secretary, on the other. The Board of Directors may designate a Vice President as an Executive Vice President, Group Vice President or Senior Vice President, and may designate the order in which the Vice Presidents may act.

Section 2. Chairperson of the Board of Directors. The Chairperson of the Board of Directors, who may, but is not required to, be an officer or employee of the Company, shall preside at all meetings of the shareholders, of the Board of Directors and of the Executive Committee, unless he designates another Director or officer to preside. The Chairperson of the Board of Directors shall act in a consultative capacity and perform such other duties as the Board of Directors may from time to time direct.

Section 3. Chief Executive Officer. Subject to the directions of the Board of Directors, the Chief Executive Officer shall give general supervision and direction to the affairs of the Company. The Chief Executive Officer shall have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders, and to delegate such authority to others.

Section 4. President. Subject to the directions of the Chief Executive Officer, the President shall assist the Chief Executive Officer in giving general supervision and direction to the affairs of the Company. The President shall have such further duties and powers as from time to time may be assigned by or under the authority of the Board of Directors. In case of the absence or disability of the Chairperson of the Board and the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 5. Vice President. There shall be one or more Vice Presidents of the Company, as the Board of Directors may from time to time elect. Each Vice President shall have such power and perform such duties as may be assigned to the officer by the Board of Directors or the Chief Executive Officer.

Section 6. Treasurer. The Treasurer shall perform all duties and acts incident to the position of Treasurer. The Treasurer shall have custody of the Company’s funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by or under the authority of the Board of Directors. The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company.

In the absence of the Treasurer or at the designation of the Chairperson of the Board, the Chief Executive Officer or the Treasurer, an Assistant Treasurer is authorized to assume all or such designated duties herein imposed upon the Treasurer.

Section 7. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors. The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary’s signature to such instruments as may properly require the same. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President may require; and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary or assigned by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President.

In the absence of the Secretary or at the designation of the Chairperson of the Board, the Chief Executive Officer or the Secretary, an Assistant Secretary is authorized to assume all or such designated duties herein imposed upon the Secretary.

Section 8. Controller. The Controller shall oversee all accounting activities of the Company. The Controller shall be responsible for maintaining complete and accurate books and records of account, preparing financial statements and ensuring that appropriate internal controls are established and maintained. The Controller shall ensure compliance with applicable accounting standards. The Controller shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 9. General Counsel. The General Counsel shall be the chief legal officer of the Company and shall have general supervision over all legal affairs of the Company. The General Counsel shall provide advice and counsel to the Board of Directors and officers on legal matters affecting the Company. The General Counsel shall oversee the management of litigation and shall be responsible for the engagement and oversight of outside counsel. The General Counsel shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 10. Other Duties and Authorities. Each officer, employee, and agent shall have such other duties and authorities as may be conferred on him by the Board of Directors and, subject to any directions of the Board, by the Chairperson of the Board.

Section 11. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of his contract of employment shall have cause of action therefor.
ARTICLE IV

DEPOSITORIES, SIGNATURES AND SEAL

Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as these Bylaws or the Board may from time to time by resolution provide.

Section 3. Seal. The corporate seal of the Company shall be as follows:

(Imprint Seal)

The seal may be affixed to any instrument by any officer of the Company and may be lithographed or otherwise printed on any document with the same force and effect as if it had been imprinted manually.
ARTICLE V

STOCK TRANSFERS

Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

Section 2. Transfer of Shares. Shares of stock in the Company shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

Section 3. Lost, Destroyed or Mutilated Certificates. The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to determine whether such duplicate certificate should be issued.

Section 4. Transfer Agent and Registrar. The Board may appoint a transfer agent or agents and a registrar or registrars of transfer, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.

ARTICLE VI

INDEMNITY

Section 1. Mandatory Indemnification. The Company shall indemnify to the fullest extent permitted by the Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party (as defined in the Code) to a proceeding (as defined in the Code) because he is or was a director or officer (in each case as defined in the Code) against any liability (as defined in the Code), incurred in the proceeding, if he or she acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he or she reasonably believed to be in the best interest of the Company, and in all other cases, acted in a manner he or she reasonably believed was not opposed to the best interest of the Company, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 2. Permissive Indemnification. The Company shall have the power to indemnify, to the fullest extent permitted by the Code, any individual made a party to a proceeding because he or she is or was an employee or agent of the Company against any liability, incurred in the proceeding, if he or she acted in good faith and, while acting in an official capacity as an employee or agent, acted in a manner he or she reasonably believed to be in the best interest of the Company, and in all other cases, acted in a manner he or she reasonably believed was not opposed to the best interest of the Company, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 3. Advances for Expenses.

(a)The Company shall pay for or reimburse the reasonable expenses (as defined in the Code) incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:
(i)Such person furnishes the Company a written affirmation of his or her good faith belief that he has met the standard of conduct set forth in Section 1 or Section 2 of Article VI of these Bylaws, as applicable, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Company’s Articles of Incorporation as authorized by Section 14-2-202(b)(4) of the Code; and

(ii)Such person furnishes the Company a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

(b)The written undertaking required by paragraph (ii) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. Indemnification Not Exclusive.

(a)The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI of these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company’s Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(b)The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any liability, whether or not the Company would have the power to indemnify such person against such liability under the Code. The Company may enter into contracts with any indemnitee in furtherance of the provisions of this Article VI of these Bylaws and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI of these Bylaws.

(c)The Company may without reference to Sections 1 through 4(a) and (b) of Article VI of these Bylaws, pay the expenses incurred by any director, officer, employee or agent of the Company who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal or administrative proceeding or governmental or internal investigation to which the Company is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Company is a party, if the Company determines that such payments will benefit the Company and if, at the time such expenses are incurred by such individual and paid by the Company, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

Section 5. Amendment or Repeal; Nature of Rights. Any repeal or modification of the foregoing provisions of this Article VI of these Bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights conferred upon indemnitees in this Article VI of these Bylaws are intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof.

ARTICLE VII

AMENDMENTS

Section 1. Amendments. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, the Board of Directors or the shareholders shall have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, action by the Board of Directors with respect to the Bylaws shall be taken by the affirmative vote of a majority of all Directors then holding office, and action by the shareholders with respect to the Bylaws shall be taken by the affirmative vote of the holders of a majority of all shares of common stock.

ARTICLE VIII

BUSINESS COMBINATIONS

Section 1. Business Combinations. All the requirements of Article 11A of the Code, which includes Sections 14-2-1131, 14-2-1132 and 14-2-1133 of the Code, shall be applicable to the Company.

ARTICLE IX

FISCAL YEAR

Section 1. Fiscal Year. Effective with the Company’s fiscal year which commenced on June 2, 2007, the fiscal year of the Company shall end at the end of the Saturday closest to January 31 and shall, in each case, begin at the beginning of the day next succeeding the last day of the preceding fiscal year.

ARTICLE X

EXCLUSIVE FORUM

Section 1. Exclusive Forum for Certain Disputes. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary or legal duty owed by any current or former director, officer, employee, shareholder, or agent of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company, its current or former directors, officers, employees, shareholders, or agents arising pursuant to any provision of the Code or the Company’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company, its current or former directors, officers, employees, shareholders, or agents governed by the internal affairs doctrine shall be the Georgia State-Wide Business Court (the “Chosen Court”).

Section 2. Foreign Action. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding paragraph is filed in a court (a “Foreign Court”) other than the Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Court in connection with any action brought in any such Foreign Court to enforce the preceding paragraph and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Section 3. United States Federal District Courts. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of, and consented to, the provisions of this Section 3.